Exhibit 24


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, Agere Systems Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), one or more registration statements (on Form S-3 or any other appropriate form) with respect to the issuance of Class A common stock, par value $.01 per share, of the Company (including the related rights to purchase Series A Junior Participating Preferred Stock) in connection with the acquisition by the Company of Modem-Art Ltd. (such shares, the "Securities"); and

     WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:

     NOW, THEREFORE, the undersigned hereby constitutes and appoints John W. Gamble, Jr. and John T. Dickson and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file such registration statement or registration statements with respect to the Securities and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 17th day of February, 2005.




By: /s/ Richard L. Clemmer                By:
    ----------------------                   ------------------------
Name:  Richard L. Clemmer                Name:  Rae F. Sedel
Title: Director                          Title: Director



By: /s/ John T. Dickson                  By: /s/ Harold A. Wagner
    ----------------------                   ------------------------
Name:  John T. Dickson                   Name:  Harold A. Wagner
Title: President, Chief                  Title: Chairman of the Board
       Executive Officer
       and Director



By: /s/ Richard S. Hill                  By: /s/ John W. Gamble, Jr.
    ----------------------                   ------------------------
Name:  Richard S. Hill                   Name:  John W. Gamble, Jr.
Title: Director                          Title: Executive Vice President
                                                and Chief Financial
                                                Officer

By: /s/ Arun Netravali
    ----------------------
Name:  Arun Netravali
Title: Director



By: /s/ Thomas P. Salice
    ----------------------
Name:  Thomas P. Salice
Title: Director